Exhibit 10.1

                   AGREEMENT TO ENGAGE CAPITAL CONSULTING, INC
                            AS FINANCIAL CONSULTANTS

Capital Consulting, Inc. ("CCI" or the "Consultant") hereby submits to NXPN this Financial Consulting Agreement (the "Agreement") outlining the terms pursuant to which CCI would be willing to act as Financial Consultants.

I. ENGAGEMENT

     NXPN hereby engages and retains CCI as Financial Consultants to perform the Services (as that term is hereinafter defined) and CCI hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such services.

II. INDEPENDENT CONTRACTOR

     CCI shall be, and in all respects be deemed an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     A. CCI shall be solely responsible for making all payments to and on behalf of its employees, subcontractors, including those required by law, and NXPN shall in no event be liable for any debts or other liabilities of CCI.
     B. CCI shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-adventurer or controlling person of NXPN, and CCI shall have no power to enter into any agreement on behalf of, or otherwise bind NXPN. Without limiting the foregoing, CCI shall not enter into any contract or commitment on behalf of NXPN.
     C. Subject to Section II D hereof, CCI shall not have or deemed to have, fiduciary obligations or duties to NXPN and shall be free to pursue, conduct and carry on for its own account (or the account of others) such activities, employments, ventures, business and other pursuits as CCI in its sole, absolute and unfettered discretion, may elect.
     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of CCI during the term of this Agreement shall conflict with CCI's obligations under this Agreement or be adverse to NXPN's interests during the term of this Agreement.

III. SERVICES

     CCI agrees to serve as Financial Consultants to NXPN and to provide and/or perform the following, hereafter collectively referred to as the "services":

     A. Complete an analysis of NXPN's business and industry, and follow with a comprehensive background report that summarizes NXPN's corporate and financial profile (the "Corporate Profile") that shall be available
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          for distribution to potential investors, underwriters, business partners, or others, as NXPN shall deem appropriate.
     B. Work with NXPN, its counsel or other representatives to revise and/or draft any other documents that may be necessary in NXPN's efforts to secure additional equity participants or to seek M&A candidates to increase its business.
     C. Assist NXPN in efforts to seek additional business relationships that will be of benefit to NXPN. Advise NXPN and/or any of its affiliates in its negotiations in pursuing a form of business combination, such as joint venture, licensing agreement, product sales, and/or marketing distribution.
     D. CCI shall devote such time and effort, as it deems commercially reasonable and adequate under the circumstances to the affairs of NXPN to render the consulting services contemplated by this agreement. CCI is not responsible for the performance of any services, which may be rendered hereunder without NXPN providing the necessary information in writing prior thereto, nor shall CCI include any services Certified Public Accountant. CCI cannot guarantee results on behalf of NXPN, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in NXPN's needs, CCI shall notify NXPN and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by NXPN in its sole discretion. It is understood that a portion of the compensation paid hereunder is being paid by NXPN to have CCI remain available to advise it on transactions on an as-needed basis.
     E.   In conjunction with the Services, CCI agrees to:
          1. Make itself available to the officers of NXPN at a mutally agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising NXPN in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or material and documentation as shall be necessary, in the opinion of CCI, to properly present NXPN to other entities and individuals that could be of benefit to NXPN.
          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of NXPN during normal business hours.
          3. Advise NXPN regarding company operations, staffing, strategy, and other issues related to building shareholder value as NXPN may reasonably request, consistent with the provisions of this agreement.

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IV. EXPENSES

     A. It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include: accounting, long distance communication, and the printing and mailing of materials between the parties hereto.
     B. Any pre-approved travel expenses incurred by CCI in the rendering of their services hereunder shall be the responsibility of NXPN

V. COMPENSATION

     In consideration for the services, NXPN agrees that CCI shall be entitled to compensation as follows:

     A.   February 2009 through July 2009, CCI shall receive $10,000 per month.
     B.   August 2009 through January 2009, CCI shall receive $15,000 per month.

VI. REPRESENTATION, WARRANTIES AND COVENANTS

     A. SEC & LEGAL COMPLIANCE. CCI hereby represents that it has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including but not limited to:
          1. The use, release or other publication of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
          2. Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of CCI's relationship with NXPN in any and all CCI literature or other communication(s) relating to NXPN, including but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

     CCI further acknowledges that by the very nature of its relationship with NXPN it will, from time to time, have knowledge of or access to material non-public information (as such term defined by the Exchange Act) CCI hereby agrees and covenants that:
          1. CCI will not make any purchases or sales on the stock of NXPN based on such information.
          2. CCI will utilize its commercially reasonable efforts to safeguard and prevent dissemination of such information to third parties unless authorized in writing by NXPN to do so as may be necessary in the performance of its Services under this Agreement.
          3. CCI is not a "broker" or a "dealer" as defined under any applicable federal and/or state securities laws; CCI shall not engage in any acts for which it is requires to be a broker/dealer; CCI shall solely act to introduce "parties" to the company and shall not engage in any sales efforts in connection

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               with any investment by any person or entity in the company; CCI shall not give any advice to anyone regarding the valuation of, potential return on, or the terms of any investment in, any securities of NXPN, except as authorized by the company. CCI makes no representations, warranties or guarantees of any specifi results or success.
          4. NXPN will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any CCI literature or other communication(s) relating to NXPN, including, but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

     B. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either NXPN or CCI is a party or by which either entity may be bound or effected.
     C. NON-CIRCUMVENT. NXPN hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual introduced by CCI to NXPN, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or additional, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.
     D. TIMELY APPRISES. NXPN shall use its commercially reasonable efforts to keep CCI up to date and apprised of all business, market and legal developments related to NXPN and its operations and management.
          1. Accordingly, NXPN shall provide CCI with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
          2. NXPN shall promptly notify CCI of all new contracts, agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation, the SEC, NASD or state agency, and shall provide all related documents, including copies of the exact documents filed, to CCI, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to CCI.
          3. NXPN shall also provide directly to CCI current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by NXPN in

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               the normal course of its business and requested by CCI from time-to-time.
          4. CCI shall keep all documents and information supplied to it hereunder confidential as described in the section below titled, "CONFIDENTIAL".

     E. CORPORATE AUTHORITY. Both NXPN and CCI have full legal authority to enter into this agreement and to perform the same in the time and manner contemplated.
          1. The individuals whose signatures appear below are authorized to sign the Agreement and to perform the same in the time and manner contemplated.
          2. NXPN will cooperate with CCI, and will promptly provide CCI with all pertinent materials and requested information in order for CCI to perform its services pursuant to this Agreement.
          3. When delivered, the shares of NXPN's common stock shall be duly and validly issued, fully paid and non-assessable.
          4. CCI represents and warrants to NXPN that a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of NXPN which such persons may have access to over the term of this agreement.
          5. Until termination of the engagement, NXPN will notify CCI promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of NXPN.

VII. TERM

     The term of this Agreement shall be 1 year from the date of execution and is renewable upon mutual agreement.

VIII. CONFIDENTIAL DATA

     A. CCI shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of NXPN, obtained by CCI as a result of its engagement hereunder, unless authorized, in writing by NXPN. CCI represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of NXPN, including, without limitation, restrictions on disclosure of such information to employees and other persons who may

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          be engaged in rendering services to any person, firm or entity which may be a competitor of NXPN.
     B. NXPN shall not divulge to others, any trade secret or confidential information, knowledge or data concerning or pertaining to the business and affairs of CCI, obtained as a result of its engagement hereunder, unless authorized, in writing by CCI
     C. CCI shall not be required in the performance of its duties to divulge to NXPN, or any officer, director, agent or employee of NXPN, any secret or confidential information, knowledge, or data concerning any other person, firm or entity including but not limited to, any such person, firm or entity which may be a competitor or potential competitor of NXPN which CCI may have or be able to obtain other than as a result of this relationship established under this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS

     A. INDEMNITY. The parties hereto agree to provide indemnification to each other.
     B. PROVISIONS. Neither termination nor completion of this assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.
     C. ADDITIONAL INSTRUMENTS. Each of the parties from time to time, at the respects of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this agreement.
     D. ENTIRE AGREEMENT. Each of the parties hereby covenants that this agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.
     E. LAWS OF THE STATE OF CALIFORNIA. This agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the country or place of domicile or residence of either party.
     F. ASSIGNMENTS. The benefits of this agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of either party under this Agreement may not be assigned or delegated without prior written consent of the other party, and any such

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          purported assignment shall be null and void. Notwithstanding the foregoing, CCI may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.
     G. ORIGINALS. This agreement may be executed in any number of counterparts, each of which executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.
     H. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.
     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

APPROVED AND AGREED:

Capital Consulting, Inc.                    Norex, Inc.


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By Mark Schaftlein                          By David Naylor

Its Chairman and CEO                        Its CFO


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Date of Execution                           Date of Execution

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